UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2016

ALPHATEC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real, Carlsbad, CA	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 431-9286

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of CEO and New Director

Appointment of New Chairman of the Board

Effective December 10, 2016, Terry M. Rich was appointed the Chief Executive Officer of Alphatec Holdings, Inc. (the “Company”) and Alphatec Spine Inc. (“Spine”), and as a member of the Company’s and Spine’s Board of Directors (the “Board”). In addition, effective December 10, 2016, Mortimer Berkowitz III, a current director of the Company, was appointed as the new Chairman of the Board.

In connection with such appointments, Leslie H. Cross departed from his position as the Company’s and Spine’s interim Chief Executive Officer, and as Chairman of the Board, effective December 10, 2016. Mr. Cross will continue to serve as a member of the Board. As the positions of Chief Executive Officer and Chairman are now held by separate persons, the Board will cease to have a lead independent director.

Mr. Rich, age 49, most recently served as the President, Upper Extremities of Wright Medical Group, N.V., a global medical device company focused on extremities and biologics products, from October 2015 to June 2016. Prior to that, Mr. Rich served as Senior Vice President, U.S. Commercial Operations of Tornier, N.V., from March 2012 to October 2015, at which time Tornier and Wright Medical Group merged. Prior to joining Tornier, Mr. Rich served as Senior Vice President of Sales – West of NuVasive, Inc., a medical device company focused on developing minimally disruptive surgical products and procedures for the spine. Prior to such position, Mr. Rich served as Area Vice President, Sales Director and Area Business Manager of NuVasive from December 2005. Prior to joining NuVasive, Mr. Rich served as Partner/Area Sales Manager of Bay Area Spine, a distributor of DePuy Spine, Inc.’s products. Mr. Rich has a Bachelor of Labor Relations from Rutgers College, Rutgers University. The Company believes that Mr. Rich possesses specific attributes that qualify him to serve as a director of the Company, including the perspective and experience he will bring as Chief Executive Officer of the Company, and his prior experience as an executive of both private and publicly-traded medical device companies.

There are no family relationships between Mr. Rich and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, the Company entered into an employment letter agreement with Mr. Rich, effective as of December 10, 2016, setting forth Mr. Rich’s compensation and certain other terms. Mr. Rich’s employment is at-will. Pursuant to his employment letter agreement, Mr. Rich will be paid an annual base salary of $450,000 and he will be eligible to receive an annual target cash bonus equal to 100% of his annual base salary upon the Company’s and his achievement of goals to be established by the Board each fiscal year. Mr. Rich is also entitled to participate in all of the Company’s benefits programs available to management employees and to receive reimbursement of reasonable expenses he incurs in connection with his service to the Company.

Pursuant to the employment letter agreement, in connection with the commencement of his employment on December 12, 2016, Mr. Rich was granted restricted stock units (“RSUs”) covering 200,000 shares of the Company’s common stock and stock options to purchase up to 200,000 shares of the Company’s common stock as “employment inducement” awards, each under the Company’s 2016 Employment Inducement Award Plan (as amended, the “Inducement Plan”). Such awards were granted to Mr. Rich as a material inducement to his entering into employment with the Company, pursuant to NASDAQ rules. The RSUs will vest in equal installments on each of the first four anniversaries of the date of grant, subject to Mr. Rich’s continued service with the Company through the applicable vesting date. The stock options will have an exercise price equal to the closing price of the

Company’s common stock on the date of grant and will vest over four years, with 25% of the options vesting on the first anniversary of the date of grant and the remainder of the options vesting monthly over the subsequent three years, subject to Mr. Rich’s continued service with the Company through the applicable vesting date. In addition, the RSUs and the stock options will fully vest upon a change in control of the Company (as defined in the Inducement Plan).

The Company and Mr. Rich also entered into a severance agreement and a change in control agreement, each effective December 10, 2016. The severance agreement provides that in the event Mr. Rich’s employment is terminated without cause, he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company and certain other conditions: (a) the payment of cash severance in a lump sum equal to one and one-half times the sum of (x) his regular annual base salary and (y) his annual target bonus in effect in the calendar year in which the termination of employment occurs; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) the post-termination exercise period for any vested stock options held by Mr. Rich at the date of termination will be extended through the later of (i) 90 days after his date of termination or (ii) the remaining term of such awards.

Under the change in control agreement, in the event Mr. Rich’s employment is terminated without cause or for good reason (as defined in the agreement), and such termination occurs within 24 months following a change in control (as defined in the agreement), he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company: (a) the payment of cash severance in a lump sum equal to the sum of (w) two times his regular annual base salary, (x) two times his annual target bonus in effect in the calendar year in which the termination of employment occurs, (y) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs, up to a maximum of 6 months) of the highest grant date fair value of any long-term incentive award (cash and/or equity-based) granted to Mr. Rich in the three calendar year period prior to the calendar year in which the termination date occurs, and (z) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs) of the greater of (i) the annual target bonus in effect in the calendar year in which the termination of employment occurs or (ii) the highest annual bonus paid to Mr. Rich of the three bonuses paid to him prior to his termination; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; (c) all of his outstanding equity awards will vest (with any performance awards vesting as set forth in the applicable award agreements); and (d) the post-termination exercise period for any vested stock options held by Mr. Rich at the date of termination will be extended through the later of (x) 24 months after his date of termination or (y) the remaining term of such awards (provided that if his stock options are terminated or cashed-out in connection with a change in control, he shall receive a lump sum cash payment equal to the time value of such stock options (i.e., as determined under the Black-Scholes method) inclusive of the economic value for the extended post-termination exercise period.

The foregoing description of the employment letter agreement, severance agreement, and change in control agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2016.

On December 12, 2016, the Company issued a press release that included the announcement of the management and Board changes described above, which is attached hereto as Exhibit 99.1. The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly provided by specific reference in such a filing.

Amendment of Inducement Award Plan

On December 10, 2016, the Board approved the first amendment to the Inducement Plan, in order to increase the shares of common stock reserved for issuance under the plan by 600,000 shares to 950,000 shares. A complete copy of the Inducement Plan amendment is filed as Exhibit 10.1 hereto and incorporated herein by reference. The above summary of the Inducement Plan amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	First Amendment to the Alphatec Holdings, Inc. 2016 Employment Inducement Award Plan (incorporated by reference to Exhibit 10.2 of the Company’s Registration Statement on Form S-8 filed with the SEC on December 12, 2016)

99.1	Press Release, dated December 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC. (Registrant)

Date: December 12, 2016	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to the Alphatec Holdings, Inc. 2016 Employment Inducement Award Plan (incorporated by reference to Exhibit 10.2 of the Company’s Registration Statement on Form S-8 filed with the SEC on December 12, 2016)

99.1	Press Release, dated December 12, 2016